                         SECURITY AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                 ----------------
                                   SCHEDULE 14A
                                  (RULE 14A-101)

                             SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ALPHAREL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:
                                      $125
        ------------------------------------------------------------------------
/X/     Fee paid previously with preliminary materials.

        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
                                   SCHEDULE 14A
        ------------------------------------------------------------------------
     3) Filing Party:
                                   ALPHAREL, INC.
        ------------------------------------------------------------------------
     4) Date Filed:
                                  September 11, 1995
        ------------------------------------------------------------------------

                                    ALPHAREL, INC.
                               9339 CARROLL PARK DRIVE
                             SAN DIEGO, CALIFORNIA 92121

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON OCTOBER 24, 1996

    A Special Meeting of Shareholders of Alpharel, Inc., a California corporation (the "Company"), will be held at the Company's principal place of business, 9339 Carroll Park Drive, San Diego, California at 2:00 p.m. on Thursday, October 24, l996 for the following purposes:

    1. To vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "Altris Software, Inc."

    2. To vote upon a proposal to amend the Company's Articles of Incorporation to effectuate a 1-for-2 reverse stock split of all outstanding shares of Common Stock of the Company.

    The Board of Directors has fixed the close of business on August 26, 1996 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof, and only holders of record of Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Special Meeting.

    The presence, in person or by proxy, of the holders of at least a majority of all outstanding shares of the Company's Common Stock is required to constitute a quorum for the transaction of business at the Special Meeting. Accordingly, it is important that your shares be represented at the Special Meeting whether or not you plan to attend. You may revoke the proxy at any time prior to its exercise, provided that you comply with the procedures set forth in the attached Proxy Statement. You are cordially invited to attend the meeting, and you may vote in person even though you have returned your proxy.

    WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT.

                                       By Order of the Board of Directors:

                                       John W. Low
                                       Secretary

September 30, 1996

                                    ALPHAREL, INC.
                               9339 CARROLL PARK DRIVE
                             SAN DIEGO, CALIFORNIA 92121

                          ----------------------------------
                                   PROXY STATEMENT

                           SPECIAL MEETING OF SHAREHOLDERS
                                   OCTOBER 24, 1996
                          ----------------------------------

                                     INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alpharel, Inc. (the "Company") of proxies from holders of the Company's common stock (the "Common Stock"), for use at a Special Meeting of Shareholders to be held at the Company's principal place of business, 9339 Carroll Park Drive, San Diego, California at 2:00 p.m. on Thursday, October 24, l996, or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying proxy card (the "Proxy Card") are first being transmitted to shareholders of the Company on or about September 30, 1996.

RECORD DATE AND VOTING

    Each shareholder of record of Common Stock at the close of business on August 26, 1996 is entitled to vote on all matters submitted to a vote of the shareholders at the Special Meeting. At the close of business on August 26, 1996, there were 18,928,407 outstanding shares of the Common Stock of the Company held of record by approximately 495 shareholders. The proposals to be submitted to the shareholders at the Special Meeting to amend the Company's Articles of Incorporation to change its name to "Altris Software, Inc." and to effectuate a 1-for-2 reverse stock split, each require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Generally, in all other matters, the affirmative vote of a majority of shares of Common Stock represented and voting on a particular matter (assuming such affirmative votes constitute a majority of the votes required for a quorum of the shareholders) shall be the act of the shareholders. In general, abstentions will have no effect on the outcome of the voting with respect to any matter. As to certain matters, New York Stock Exchange and American Stock Exchange rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    Holders of Common Stock have one vote for each share on all matters submitted to the shareholders at the Special Meeting.

PROXY INFORMATION

    Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted in favor of the proposal to amend the Company's Articles of Incorporation to change the name of the Company and in favor of the proposal to amend the Company's Articles of Incorporation to effect a 1-for-2 reverse stock split (the "Reverse Stock Split").

    A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Special Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

SOLICITATION OF PROXIES

    Proxies in the form of the enclosed Proxy Card are solicited by, or on behalf of, the Board of Directors. The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. In addition, Chase/Mellon Shareholder Services will assist the Company in the solicitation of proxies for a fee of approximately $10,000. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                OWNERS AND MANAGEMENT

    The following table sets forth information as to shares of Common Stock of the Company owned as of August 26, 1996, by (i) each person who, to the extent known to the Company, beneficially owned more than 5% of such outstanding Common Stock; (ii) each of the current directors of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company having compensation of $100,000 or more and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable

                                                  Number            Percent of
Name                                              Shares (1)          Class (1)
----                                             ----------         -----------

Michael J. McGovern                              799,550(2)               4.2%

Robert T. Bruce                                  294,500                  1.5%

Jay V. Tanna                                     56,250                   *

D. Ross Hamilton                                364,000                   1.9%

Hugh J. Murphy (3)                                    0                   *

Larry D. Unruh                                    8,594                   *

Roger H. Erickson                               179,500                   *

John W. Low                                     188,500                   *

Garrett W. Stowell                               58,992                   *

Steven P. Gardner (4)                            26,500                   *

All Current Directors and
 Executive Officers as a Group (8 persons)    1,963,792                  10.1%

---------------------------
* Less than 1%

    (1) Amounts and percentages include shares of Common Stock that may be acquired within 60 days through the exercise of stock options. Such stock included in the computation of beneficial ownership is 82,500 shares for Mr. Bruce, 122,500 shares for Mr. Erickson, 122,500 shares for Mr. Low, 58,750 shares for Dr. Stowell, 15,000 shares for Mr. Hamilton, 56,250 shares for Mr. Tanna and 480,000 for all current directors and executive officers as a group.

    (2) Does not include 113,000 shares held in trust for the benefit of Mr. McGovern's adult children, as to which Mr. McGovern disclaims beneficial ownership.

    (3) Mr. Murphy became a director of the Company, effective on September 5, 1996. He was appointed to fill a vacancy in the Board.

    (4) Mr. Gardner resigned from the positions of President and Director of the Company in April and May, 1996, respectively.


                  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                          TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors has unanimously approved and adopted a resolution amending Article I of the Company's Articles of Incorporation to change the name of the Company to "Altris Software, Inc." (the "Name Change Amendment").
Article I of the Company's Articles of Incorporation, as amended by the Name Change Amendment, is attached hereto as ANNEX I.

EFFECT OF THE CHANGE OF NAME

    The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company, the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the Company. Similarly, it will not impact the Company's ability to use its current tradename and trademarks.

    If this proposal is adopted by the shareholders, the Board of Directors will authorize the officers of the Company to file such amendment with the California Secretary of State. In addition, notification of the name change will be filed with the Securities and Exchange Commission and the National Association of Securities Dealers. The Company has currently requested a new trading symbol, which will be used upon the effectiveness of the name change, and has reserved the symbol "ALTS"

VOTE REQUIRED FOR APPROVAL

    The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Company's Articles of Incorporation to change the Company's name to "Altris Software, Inc." and has directed that the Name Change Amendment be submitted for shareholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be required for approval of the proposal to change the name of the Company. In the absence of approval, the name of the Company will remain as "Alpharel, Inc."


    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE NAME CHANGE AMENDMENT TO CHANGE THE NAME OF THE COMPANY TO "ALTRIS SOFTWARE, INC."

    When a proxy in the form of the Proxy Card enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the change of the corporate name of the Company as contemplated by the Name Change Amendment.

                  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                       TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT

    The Board of Directors has unanimously approved and adopted a resolution amending Article III of the Company's Articles of Incorporation to effect the Reverse Stock Split (the "Stock Split Amendment"). Article III of the Company's Articles of Incorporation, as amended by the Stock Split Amendment, is set forth in ANNEX I. The description which follows is qualified in its entirety by the exact language of the Stock Split Amendment.

    The intent of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding and to increase the marketability and liquidity of the Common Stock. If the Reverse Stock Split is approved by the holders of the Common Stock at the Special Meeting, the Reverse Stock Split will be effected unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its shareholders. Although the Board of Directors believes as of the date of this Proxy Statement that the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during or after the Special Meeting and prior to filing the proposed amendment to the Articles of Incorporation, as set forth in ANNEX I to this Proxy Statement.

PURPOSES OF THE REVERSE STOCK SPLIT

    The principal purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock outstanding. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to the Company's present market capitalization. The Board of Directors believes that a decrease in the number of authorized and outstanding shares of Common Stock, without any material alteration of the proportionate economic interest in the Company held by individual shareholders, may increase the trading price of the outstanding shares to a price more appropriate for a security listed on the NASDAQ Stock Market's National Market (the "NASDAQ National Market"), although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.


    Additionally, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of a lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Stock Split.


    The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the holders of the Common Stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock
Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.

    There can be no assurances, however, that the foregoing effects will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate two times the market price before the proposed Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT

    If the Reverse Stock Split is approved by the holders of Common Stock at the Special Meeting, and unless there is a subsequent determination by the Board of Directors that the Reverse Stock Split is not in the best interests of the Company and its shareholders, an amendment to Article III of the Articles of Incorporation, in the form set forth in ANNEX I hereto, would be filed with the Secretary of State of the State of California on any date (the "Reverse Split Date") selected by the Board of Directors on or prior to the Company's next annual meeting of shareholders. The Reverse Stock Split would become effective as of 5:00 p.m. on the date of such filing. Without any further action on the part of the Company or the holders of the Common Stock, the shares of Common Stock held by shareholders of record as of the Reverse Split Date would be converted at 5:00 p.m. on the Reverse Split Date into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares divided by two. The number of authorized shares of Common Stock would be reduced from Forty Million (40,000,000) to Twenty Million (20,000,000). Consummation of the Reverse Stock Split will have no material federal tax consequences to shareholders.

    Approval of the Reverse Stock Split would not affect any continuing shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment in cash of fractional shares. The shares of Common Stock which would be issued upon approval of the Reverse Stock Split would be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

    The Common Stock is listed for trading on the NASDAQ National Market and on the Record Date, August 26, 1996, the reported closing price of the Common Stock was $5.125 per share. The number of record holders of the Common Stock on the Record Date was approximately 495. The Company does not anticipate that the Reverse Stock Split would result in a significant reduction in the number of such holders, and does not currently intend to effect the Reverse Stock Split if it would result in a reduction in the number of holders large enough to jeopardize the Company's continued listing on the NASDAQ National Market.

    As of the Record Date, the number of issued and outstanding shares of Common Stock was 18,928,407. Based upon the Company's best estimates, the aggregate number of shares of Common Stock that would be issued and outstanding as a result of the Reverse Stock Split would be 9,464,203, and 10,535,797 shares would be authorized and unissued, assuming that no additional shares of Common Stock are issued by the Company after the Record Date and without taking into consideration any reduction in the number of outstanding shares resulting from the cashing out of fractional shares.

EXCHANGE OF STOCK CERTIFICATES

    If the Reverse Stock Split is consummated, as soon as practicable after the Reverse Split Date the Company will send a letter of transmittal to each shareholder of record on the Reverse Split Date for use in transmitting certificates representing shares of Common Stock ("Old Certificates") to the Company's transfer agent, Chase/Mellon Shareholder Services (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of new Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

    Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all Old Certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of Common Stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

    Shareholders whose shares are held of record by their brokerage firm or other nominees need not take any action to exchange such shares. The brokerage firm or other nominee, as the record holder of such shares, will receive the letter of transmittal and will be required to surrender the Old Certificates representing such shares, together with the completed and executed letter of transmittal, in order to receive new certificates.

    No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

    On the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing Old Common Stock for surrender and exchange for (i) certificates representing shares of New Common Stock, and (ii) cash in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

    No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company.
In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will be paid cash upon surrender of certificates formerly representing Old

Common Stock held by such holder in an amount equal to the product of such fraction multiplied by the closing price of the Old Common Stock on the NASDAQ National Market on the Effective Date (or in the event that the Common Stock is not so traded on the Effective Date, such closing price on the next preceding day on which such stock was traded on the NASDAQ National Market). The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company's shareholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to predict with certainty the number of fractional shares and the total amount that the Company will be required to pay to redeem such shares. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

FEDERAL INCOME TAX CONSEQUENCES

    The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. The discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). The summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

    The exchange of shares of Old Common Stock for shares of New Common Stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholder's holding period for the shares of Old Common Stock exchanged therefor, provided that the shares of Old Common Stock were held as a capital asset. The total basis of the shares of New Common Stock will be the same as the total basis of the shares of Old Common Stock exchanged therefor, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

    The receipt by a stockholder of cash in lieu of fractional shares will be treated as a sale of the fractional shares for cash. Such stockholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his or her Old Common Stock allocable to such fractional shares had they actually been issued.
Such gain or loss will be capital gain or loss if such stockholder's Old Common Stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder's holding period for his or her Old Common Stock exceeds twelve months.

VOTE REQUIRED FOR APPROVAL

    The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Company's Articles of Incorporation to effect the Reverse Stock Split and has directed that the Stock Split Amendment be submitted for shareholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will be required for approval of the proposal to effect the Reverse Stock Split. In the absence of approval, the number of shares of Common Stock of the Company outstanding will remain as described above.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK-SPLIT AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT.

    When a proxy in the form of the Proxy Card enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the Reverse Stock Split contemplated by the Stock Split Amendment.

                                                                        ANNEX I

                   FORM OF AMENDMENTS TO ARTICLES OF INCORPORATION

A.  AMENDMENT TO ARTICLE I

    Article I of the Articles of Incorporation of this Corporation is amended and restated to read in its entirety as follows:

    "The name of the corporation is Altris Software, Inc."

B.  Amendment to Article III

    Article III of the Articles of Incorporation of this Corporation is amended as follows:

         (i) Amending the second sentence of Paragraph (a) thereof to read in its entirety as follows:

         "The total number of shares of all classes of stock that this Corporation is authorized to issue is Twenty One Million (21,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock."

         (ii) Adding the following Paragraph (c), which will be modified to insert the date of filing in the blank:

         "(c) REVERSE STOCK SPLIT. At 5:00 p.m., Pacific Standard Time, on ____________ ___, 1996, each two shares of Common Stock issued and outstanding immediately prior thereto, automatically and without any action on the part of the holder thereof, will be reclassified and changed into one share of Common Stock.

PROXY

                                 ALPHAREL, INC.
                             9339 CARROLL PARK DRIVE
                          SAN DIEGO, CALIFORNIA  92121

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALPHAREL, INC.

     The undersigned hereby appoints Jay V. Tanna and John W. Low, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Alpharel, Inc., a California corporation (the "Company"), held of record by the undersigned on August 26, 1996, at the Special Meeting of Shareholders to be held on October 24, 1996 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.






--------------------------------------------------------------------------------
                   TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

Please mark your votes as indicated in this example    /X/


1. To approve the adoption of the amendment to the Company's Articles of Incorporation to change the name of the Company to "Altris Software, Inc."


                   / /  FOR     / /  AGAINST     / /  ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY AND FOR ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE 1-FOR-2 REVERSE STOCK SPLIT.

2. To approve the adoption of the amendment to the Company's Articles of Incorporation to effectuate a 1-for-2 reverse stock split and decrease the total number of authorized shares of the common stock of the Company from 40,000,000 to 20,000,000.

                    / /  FOR     / /  AGAINST     / /  ABSTAIN


Do you plan to attend the meeting?      / /  YES        / /  NO



Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership's name by an authorized person.

DATED:                                  , 1996
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                  Signature


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          Signature if held jointly



Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.



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